UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

United Fire & Casualty Company
 (Exact name of registrant as specified in its charter)

Iowa	2-39621	42-0644327
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (319) 399-5700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2008, United Fire & Casualty Company furnished a Form 8-K under Item 5.02 to which it attached as an exhibit United Fire & Casualty Company’s agreement with John A. Rife amending various options issued to Mr. Rife by the company. United Fire & Casualty Company is filing this Amendment No. 1 to Form 8-K to correct Exhibit A to the amendment, which is a list of the options affected by the amendment. Exhibit A as attached to the Form 8-K furnished on November 24, 2008 failed to include all of the options to be affected by the amendment and failed to account for a stock split. The Exhibit A to the attached Exhibit 99.1 is furnished to correct the Exhibit A furnished on November 24, 2008.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is furnished herewith.

Exhibit
99.1	Full text of Amendment to Nonqualified Stock Option Agreements for John A. Rife

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

February 24, 2009

(Date)

/s/ Randy A. Ramlo

Randy A. Ramlo, President and Chief Executive Officer